UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

ENOCHIAN BIOSCIENCES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century Park East, Suite 906

Los Angeles, CA 90067

(Address of principal executive offices)

+1(305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	ENOB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information under the heading June 2023 Private Placement in Item 3.02 below is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

June 2023 Private Placement

On June 26, 2023, Enochian Biosciences Inc., a Delaware corporation (the “Company”) closed a private placement (the “Private Placement”) of (i) 2,454,382 shares (the “Shares”) of its common stock, par value $0.0001 per share (“Common Stock”) and (ii) 1,227,191 common stock purchase warrants (the “Warrants” and together with the Shares, the “Securities”), which represents 50% warrant coverage, at a purchase price of $0.53 per share, for aggregate proceeds to the Company of $1,300,822. The Warrants are exercisable for five years from the date of issuance and have an exercise price of $0.53 per share, payable in cash. The Private Placement was completed pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (“Regulation S”).

In connection with the Private Placement, each investor executed a subscription agreement in the form of Exhibit 10.1 attached hereto. Each subscription agreement contains customary representations and warranties of the Company and of each investor, including that all investors purchasing the Securities are not “U.S. persons” as defined by Rule 902 of Regulation S. The Company intends to use the net proceeds from the Private Placement for general corporate purposes. The Private Placement was made directly by the Company and no underwriter or placement agent was engaged by the Company. The Company did not engage in general solicitation or advertising and did not offer the Securities to the public in connection with the Private Placement.

The foregoing description of the Subscription Agreement and Warrants does not purport to be complete, and is qualified in its entirety by reference to the form of subscription agreement and form of Warrant attached hereto as Exhibits 10.1 and 4.1, which are incorporated by reference herein. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Securities and Exchange Commission.

Exercise of Previously Issued Convertible Notes

On February 6, 2020, the Company issued two Convertible Notes (the “Convertible Notes”) to an existing stockholder of the Company each with a face value amount of $600,000, convertible into shares of Common Stock. Effective December 30, 2022, the Company amended and restated the Convertible Notes (the “Amended and Restated Secured Notes”). Pursuant to the Amended and Restated Secured Notes, the due date was extended to February 28, 2024, and the interest was increased to twelve percent (12%) per annum. The obligations of the Company under the Amended and Restated Secured Notes were secured by a security agreement. Per the terms of the Amended and Restated Secured Notes, upon the occurrence of a “Qualified Offering” (as defined in the Amended and Restated Secured Notes) the outstanding principal balance of the Amended and Restated Secured Notes may be converted on the closing date of such Qualified Offering, at the election of the holder, into the securities being offered in the Qualified Offering at the price per security being paid by the investors in such Qualified Offering.

The holder of the Amended and Restated Secured Notes notified the Company that they wished to elect to exercise their conversion right triggered by the Private Placement. Therefore, all outstanding $1,200,000 Amended and Restated Secured Notes were converted into 2,264,150 shares of Common Stock and 1,132,075 Warrants. There were no Amended and Restated Secured Notes outstanding after the forgoing conversion. The shares of Common Stock and Warrants, like the Amended and Restated Secured Notes, were issued pursuant to Regulation S.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Warrant
10.1	Form of Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOCHIAN BIOSCIENCES, INC.

By:	/s/ Luisa Puche
Name: Luisa Puche
Title: Chief Financial Officer

Date: June 28, 2023

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